   As filed with the Securities and Exchange Commission on October 22, 1999
                                                Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               OPEN MARKET, INC.
            (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                    04-3214536
(State or Other Jurisdiction of                    (I.R.S.  Employer
Incorporation or Organization)                     Identification No.)

           One Wayside Road, Burlington, Massachusetts      01752
          (Address of Principal Executive Offices)        (Zip Code)

                  FUTURETENSE, INC. 1996 STOCK INCENTIVE PLAN
                           (Full Title of the Plan)

                               Gary B. Eichhorn
                            Chief Executive Officer
                               Open Market, Inc.
                               One Wayside Road
                             Burlington, MA 01803
                    (Name and Address of Agent For Service)

                                (781) 359-3000
         (Telephone Number, Including Area Code, of Agent For Service)


                        CALCULATION OF REGISTRATION FEE
==========================================================================================
                                          Proposed        Proposed
   Title of                               maximum         maximum
securities to be       Amount to be    offering price     aggregate          Amount of
  registered            registered       per share      offering price    registration fee
----------------       ------------    --------------   --------------    ----------------
Common Stock, $.001    1,125,000       $12.7815 (1)     $14,379,188 (1)       $3,998
 par value             shares
------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market October 18, 1999 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, amended.

================================================================================

                               EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed to register the shares of common stock, $.001 par value per share (the "Common Stock"), of Open Market, Inc., a Delaware corporation (the "Registrant"), issuable pursuant to the 1996 Stock Incentive Plan of FutureTense, Inc., a Delaware corporation ("FutureTense"). On October 15, 1999, pursuant to the terms of Section 1.11 of the Agreement and Plan of Merger among the Registrant, OM/SA Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Registrant, and FutureTense, dated as of July 14, 1999, the Registrant assumed all of the outstanding options to purchase shares of common stock of FutureTense under the 1996 Stock Incentive Plan of FutureTense.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the FutureTense, Inc. 1996 Stock Incentive Plan, pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference.
               ---------------------------------------

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

          (3) The description of the Common Stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities.
              -------------------------

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel.
              --------------------------------------

     The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Registrant by Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. Paul P. Brountas, Assistant Secretary of the Company, is a partner in the law firm of Hale and Dorr LLP. As of the date of this Registration Statement, certain partners of Hale and Dorr LLP own in the aggregate 28,766 shares of the Registrant's Common Stock distributed to them by H&D Investments II, a partnership comprised of certain partners of Hale and Dorr LLP.

     Item 6.  Indemnification of Directors and Officers.
              -----------------------------------------

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

     Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by the General Corporation Law of Delaware, indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that such person is or was, or has agreed to become a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity of another corporation, partnership, joint venture, trust or other enterprise. No expenses will be paid in advance, except as authorized by the Board of Directors for expenses incurred while a director or officer was acting in his or her capacity as a director or officer and upon the condition that such director or officer previously delivered an understanding to the corporation to repay all amounts advanced if it should be later determined that such person was not entitled to indemnification. The indemnification is not exclusive of any other rights to which the officers or directors may be entitled under any agreement or vote of stockholders or disinterested directors or otherwise, continues after such person has ceased to be a director or officer and inures to the benefit of such person's heirs, executors and administrators.

     Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation also provides that the Registrant may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant, or any person serving at the request of the Registrant as a director, officer, employee or agent of another enterprise, against any expenses, liability or loss, incurred by such person in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify such person against any such expense, liability or loss.

     The Registrant carries a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers.

     Item 7.  Exemption from Registration Claimed.
              -----------------------------------

     Not applicable.

     Item 8.  Exhibits.
              --------

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.  Undertakings.
              ------------

     1.   The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the

     Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on the 22nd day of October, 1999.

                                    OPEN MARKET, INC.


                                    By: /s/ Gary B. Eichhorn
                                       ---------------------
                                       Gary B. Eichhorn
                                       Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Open Market, Inc. hereby severally constitute and appoint Gary B. Eichhorn, Betty J. Savage and Paul P. Brountas, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Open Market, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                      Title                            Date
---------                      -----                            ----

/s/ Gary B. Eichhorn           Chief Executive Officer and      October 22, 1999
-------------------------      Director (Principal Executive
Gary B. Eichhorn               Officer)


/s/ Ronald Matros              President, Chief Operating       October 22, 1999
-------------------------      Officer and Director
Ronald Matros

/s/ Betty J. Savage            Chief Financial Officer          October 22, 1999
-------------------------      (Principal Financial Officer)
Betty J. Savage


/s/ Annmarie Russell           Director of Finance              October 22, 1999
-------------------------      (Principal Accounting Officer)
Annmarie Russell


/s/ Gulrez Arshad              Director                         October 22, 1999
-------------------------
Gulrez Arshad


/s/ Thomas H. Bruggere         Director                         October 22, 1999
-------------------------
Thomas H. Bruggere


/s/ Shikhar Ghosh              Director                         October 22, 1999
-------------------------
Shikhar Ghosh


/s/ William S. Kaiser          Director                         October 22, 1999
-------------------------
William S. Kaiser


/s/ Eugene F. Quinn            Director                         October 22, 1999
-------------------------
Eugene F. Quinn


/s/ Harland LaVigne            Director                         October 22, 1999
-------------------------
Harland LaVigne


                               Director                         October __, 1999
-------------------------
Paul Sagan

                                 Exhibit Index
                                 -------------

Exhibit
Number          Description
------          -----------

4.1(1)   --     Amended and Restated Certificate of Incorporation of the
                Registrant, as amended

4.2(2)   --     Amended and Restated By-Laws of the Registrant

5.1      --     Opinion of Hale and Dorr LLP

23.1     --     Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2     --     Consent of Arthur Andersen LLP

24.1     --     Power of Attorney (included in the signature pages of this
                Registration Statement)

______________
(1) Incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (File No. 333-84801).

(2) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-03340).